Exhibit 99.2

SPAR Group Announces Third Quarter 2011 Shareholder Update Call

TARRYTOWN, NY -- SPAR Group, Inc. (NASDAQ:SGRP) (the "Company" or "SPAR Group"), a leading supplier of retail merchandising and other marketing services throughout the United States and internationally, today announced that Gary Raymond, President and Chief Executive Officer, and Jim Segreto, Chief Financial Officer, will host a shareholder update conference call on Tuesday, November 8, 2011, at 8:30 a.m. Eastern Time.  During the call management will discuss the company's Third Quarter 2011 financial results.

Conference Call Details:
Date: Tuesday, November 08, 2011
Time: 8:30 a.m. EDT
Dial In-Number: 1-877-941-8416
International Dial-In Number: 1-480-629-9808

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 8:30 a.m. call. A telephonic replay of the conference call may be accessed approximately three hours after the call through November 15, 2011, by dialing 1-877-870-5176, or 1-858-384-5517 for international callers, and entering the replay pin number 4485199.

There will also be a simultaneous audio feed webcast and archived recording of the conference call available at http://www.sparinc.com under the "Investor Relations" menu section and "News Releases" sub-menu of the website or you may use the link audio feed and archived recording of the conference call available at http://www.viavid.net/.

About SPAR Group

SPAR Group, Inc. is a diversified international merchandising and marketing services company that provides a broad array of services worldwide to help companies improve their sales, operating efficiency and profits at retail locations. SPAR Group provides product services, project services, in-store events, radio frequency identification ("RFID"), technology services and marketing research covering all product and trade classifications, including mass market, drug store, convenience store and grocery chains. Product services include product additions, placement, reordering, replenishment, labeling, evaluation and deletions, and project services include seasonal and special product promotions, product recalls and complete setups of departments and stores. The company operates throughout the United States and internationally in 9 of the most populated countries, including China and India. For more information, visit the SPAR Group's Web site at www.sparinc.com.

Contact

James R. Segreto
Chief Financial Officer
SPAR Group, Inc.
(914) 332-4100

Investors:
Alan Sheinwald
Alliance Advisors, LLC
(212) 398-3486
Email Contact

Or

Chris Camarra
Alliance Advisors, LLC
(212) 398-3487
Email Contact